AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT


         AMENDMENT dated as of November 2, 1998, by and among Health Fitness Corporation, a Minnesota corporation ("Borrower"), Health Fitness Rehab, Inc., a Minnesota corporation ("HF Rehab"), The Preferred Companies, Inc., an Arizona corporation ("TPC"), Health Fitness Rehab of Iowa, Inc., an Iowa corporation ("HF Rehab Iowa"), Duffy & Associates Physical Therapy Corp., an Iowa corporation ("Duffy"), Medlink Corporation, an Iowa corporation ("Medlink"), Medlink Services, Inc., an Iowa corporation ("Medlink Services"), Midlands Physical Therapy, Inc., a Nebraska corporation ("Midlands"), Fitness Centers of America, a California corporation ("Fitness Centers"), Sports & Orthopedic Physical Therapy, Inc., a Minnesota corporation ("Sports Therapy") and International Fitness Club Network, Inc.. a Rhode Island corporation, formerly known as David. W. Pickering, Inc. ("IFCN", and together with Sports Therapy, HF Rehab, TPC, HF Rehab Iowa, Duffy, Medlink, Medlink Services, Midlands and Fitness Centers, collectively, "Guarantors" and sometimes referred to individually as a "Guarantor") and Madeleine L.L.C., a New York limited liability company ("Lender").


                               W I T N E S S E T H


         WHEREAS, Lender and Borrower have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated February 17, 1998, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated February 28, 1998, Amendment No. 2 to Loan and Security Agreement, dated June 4, 1998, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1998, Amendment No. 4 to Loan and Security Agreement, dated September 10, 1998, (and as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

         WHEREAS, Borrower and Guarantors have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.


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         2. Repayment of Certain Loans. As of the date hereof, the maximum exposure in excess of the Borrowing Base is $149,000 Without limiting the rights of Lender with respect to any other Loans at any time outstanding in excess of the Borrowing Base, such amount shall be repaid in eight (8) consecutive weekly installments on Tuesday of each week, commencing with Tuesday, November 3, 1998, with the first seven (7) installments in the amount of $20,000 and the eighth
(8th) and final installment in the amount of $9,000, so long as the Loans outstanding exceed the then current borrowing base; provided, that, the entire amount of such Loans shall become immediately due and payable, without notice or demand, at Lender's option, (a) upon the occurrence of an Event of Default or upon the termination of the Loan Agreement, or (b) at any time that there are any other Loans outstanding in excess of the Borrowing Base. The failure of Borrower to make any of such payments shall constitute an Event of Default.

         3.       Waivers.

                  (a) Subject to the terms and conditions contained herein, Lender hereby waives the Event of Default arising under Section 9.1(b) of the Loan Agreement as a result of the failure of Borrower to comply with Section
8.10 and Section 8.10A of the Loan Agreement as of September 30, 1998, provided, that, (i) such waiver shall only apply to the failure of Borrower to comply with such Sections for the period from January 1, 1998 through and including September 30, 1998 (and not as of the end of any month thereafter) and (ii) such waiver shall not be effective unless and until Lender shall have received an original of this Amendment duly executed and delivered by Borrower and Guarantors.

                  (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any other Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to above), other than the Event of Default specifically referred to in Section 3(a) for the period ending September 30, 1998. Upon the occurrence of any other Event of Default, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to the Event of Default described above, including an Event of Default pursuant to the failure of Borrower and Guarantors to comply with Section 8.10 or 8.10A of the Loan Agreement as of the last day of any month after September 30, 1998), Lender shall have and hereby specifically reserves the right in its discretion, to exercise any and all of its rights and remedies under the Loan Agreement, the other Financing Agreements, applicable law or otherwise.

                  (c) The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied of any of the rights and remedies of Lender arising under the terms of the Financing Agreements of any future occasion or otherwise.

         4. Fee. As consideration for Lender's entering into this Amendment, Borrower shall pay to Lender a fee in the amount of $20,000, which shall be fully earned and payable as of the date hereof, and may be charged by Lender directly to Borrower's loan account maintained by Lender.

         5. Binding Effect. This Amendment has been duly executed and delivered by Borrower and Guarantors and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantors contained herein constitute the legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.

         6. Conditions Precedent. The effectiveness of the other provisions of this Amendment shall be subject to the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors.

         7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or proper to effectuate the provisions and purposes of this Amendment.

         9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of law or choice of law).

         10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         IN WITNESS WHEREOF, each of the undersigned have caused this agreement to be duly authorized, executed and delivered as of the day and year first above written.

HEALTH FITNESS CORPORATION                 HEALTH FITNESS REHAB, INC.

By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer            Title:  Chief Financial Officer


DUFFY & ASSOCIATES PHYSICAL                THE PREFERRED COMPANIES, INC.
   THERAPY SERVICES CORP.

By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer            Title:  Chief Financial Officer


MEDLINK CORPORATION                        HEALTH FITNESS REHAB OF IOWA, INC.

By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title: Chief Financial Officer             Title: Chief Financial Officer


MEDLINK SERVICES, INC.                     FITNESS CENTERS OF AMERICA

By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title:  Chief  Financial Officer           Title:  Chief Financial Officer


SPORTS & ORTHOPEDIC PHYSICAL               INTERNATIONAL FITNESS CLUB
   THERAPY, INC.                               NETWORK, INC.

By:  /s/ Charles E. Bidwell                By:  /s/ Charles E. Bidwell

Title:  Chief Financial Officer            Title:  Chief Financial Officer


                     [SIGNATURES CONTINUE ON THE NEXT PAGE]


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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

MIDLANDS PHYSICAL THERAPY, INC.

By:   /s/ Charles E. Bidwell

Title:  Chief Financial Officer


MADELEINE L.L.C.

By: /s/ Daniel Wolf

Title:   Managing Director